Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                                                    EXHIBIT 10.5

                                  IRU AGREEMENT

         THIS IRU AGREEMENT (this "Agreement") is made and entered into as of July 17, 1998, by and between QWEST COMMUNICATIONS CORPORATION, a Delaware corporation ("QWEST") and NETWORK PLUS, INC., a Massachusetts corporation ("NETWORK").

                                    RECITALS

         A. QWEST has entered into an IRU Fiber Exchange Agreement with a third party (the "THIRD PARTY") pursuant to which QWEST has been granted an IRU in certain dark fibers on a route from New York, New York to Boston, Massachusetts (the "New York - Boston Segment") as more fully described on Exhibit A attached hereto;

         B. NETWORK desires to be granted the right to use certain optical fibers in the New York - Boston Segment; and

         C. QWEST desires to grant NETWORK a right to use certain fibers and other rights in regeneration facilities on and along the New York - Boston Segment;

         Accordingly, in consideration of the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE 1

                  GRANT OF IRU IN THE NEW YORK - BOSTON SYSTEM

         1.1 Effective as of the date when both the Delivery Date as defined in Section 4.3 has occurred and the IRU Fee provided for in Section 2.1 has been paid, QWEST hereby grants to NETWORK and NETWORK hereby purchases from QWEST an exclusive indefeasible right of use ("IRU"), for the purposes described herein, in four (4) dark fibers, to be specifically identified, in the New York
- Boston Segment (sometimes referred to herein as the "Segment"), and, to the extent provided in Article 7, associated Regeneration Facilities, but in any event excluding any electronic or optronic equipment, for the Term (as defined in Article 6) and all on the terms and subject to the covenants and conditions set forth herein (the "IRU"). The Dark Fibers subject to the IRU are referred to as the "NETWORK Fibers".

                                    ARTICLE 2

                             CONSIDERATION FOR GRANT

         2.1 In consideration of the grant of the IRU hereunder by QWEST to NETWORK, NETWORK agrees to pay to QWEST an IRU Fee (the "IRU Fee") of $[**] per route mile as follows and in accordance with the payment schedule set forth below:

                  (1)      [**]% upon execution of this Agreement
                  (2) [**]% upon completion of fiber cable placement in such Segment
                  (3) [**]% upon completion of fiber splicing and civil construction
                  (4)      [**]% upon the Delivery Date for the Segment

                  For purposes of determining the occurrence of the milestones triggering payment obligations hereunder, completion of fiber cable placement shall mean the fiber cable is pulled into the conduit, but without splicing. Completion of the fiber splicing and civil construction shall mean that the fibers are spliced and ready for testing and civil facilities are ready for the customer to occupy and install their equipment.

         2.2 In addition to the amounts payable under Section 2.1, NETWORK shall be responsible to pay directly or reimburse QWEST for the pass-through expenses required to be paid pursuant to Article 8.

         2.3 All payments to QWEST set forth in this Article 2 shall be made by wire transfer of immediately available funds to the account or accounts designated by QWEST. The initial payment shall be due within three (3) days of execution of the Agreement.


                                    ARTICLE 3

                  CONSTRUCTION OF THE NEW YORK - BOSTON SEGMENT

         3.1 QWEST represents and NETWORK acknowledges that the New York - Boston Segment is being constructed by the THIRD PARTY. QWEST represents that the Segment will be constructed in accordance with the construction specifications set forth in Exhibit B, industry standards and practices, applicable building construction and safety codes for such construction and installation, as well as any and all other applicable governmental laws, codes, ordinances, statutes and regulations, and to perform in accordance with the manufacturers' specifications set forth in Exhibit C (Fiber Specifications) and to operate in accordance with Exhibit D (Fiber Cable Splicing, Testing and Acceptance Procedures). All NETWORK Fibers will be Lucent True Wave.

         3.2 QWEST represents and warrants that QWEST or the THIRD PARTY have the obligation to obtain or have obtained all Required Rights (as defined in Section 6.1) and other rights, licenses, permits and authorizations as required to construct the New York - Boston Segment. Upon NETWORK's written request, QWEST shall make available for inspection by NETWORK, at QWEST's offices, copies of all information, documents, agreements, reports, permits, drawings and specifications obtained by QWEST from the THIRD PARTY and pertaining to this Article 3 that in QWEST's reasonable determination are material to the grant of the IRU to NETWORK including, without limitation, the Required Rights to the extent that the terms of each such document or the legal restrictions applicable to such information or document permits disclosure and further as may be redacted to protect disclosure of confidential business and proprietary terms. QWEST represents that any redacted portions of the Required Rights documents shall not materially affect the rights of NETWORK granted hereunder.

                                    ARTICLE 4

                    ACCEPTANCE AND TESTING OF NETWORK FIBERS


         4.1 QWEST represents and warrants that the THIRD PARTY will test all NETWORK Fibers in accordance with the procedures specified in Exhibit D ("Fiber Cable Splicing, Testing and Acceptance Procedures") to verify that the NETWORK Fibers are installed and operational in accordance with the specifications described in Exhibit C. As QWEST is provided notice by the THIRD PARTY, QWEST shall provide NETWORK notice of the date and time of Fiber Acceptance Testing such that NETWORK shall have the opportunity to have a person or persons present to observe the Fiber Acceptance Testing. QWEST will provide NETWORK with copies of all test results obtained from the THIRD PARTY pertaining to the NETWORK Fibers prior to acceptance.

         4.2 In the event the Fiber Acceptance Testing results show that the NETWORK Fibers are not installed or operating within the parameters of the applicable specifications, QWEST shall take or cause the THIRD PARTY to take such action as shall be reasonably necessary with respect to such portion of the NETWORK Fibers as are not installed or do not operate within the parameters of the applicable specifications to bring the installation and operating standards of such portion of the NETWORK Fibers within such parameters. After taking such actions, QWEST shall cause the THIRD PARTY to provide a copy of the new test results and QWEST shall provide a copy to NETWORK within fourteen (14) days of the conclusion of the Fiber Acceptance Testing. The cycle described above of testing, taking corrective action and re-testing shall take place as many time as necessary to ensure that the NETWORK Fibers operate within the parameters of the applicable specifications.

         4.3 If the Fiber Acceptance Testing results are within the parameters of the specifications in Exhibit D, NETWORK shall, within seven (7) days of receipt of the test results, provide QWEST with a written notice accepting the NETWORK Fibers. If NETWORK fails to accept its Fibers within seven
(7) days of receipt of the Fiber Acceptance Testing results, then NETWORK shall be deemed to have accepted its Fibers unless it notifies QWEST within seven (7) days of receipt of the Fiber Acceptance Testing results that such results are unacceptable. The date of this notice or the date of deemed acceptance of the NETWORK Fibers shall be the "Acceptance Date". Notwithstanding Acceptance as provided herein, the parties agree that subject to extensions for delay described in Article 20, Force Majeure, the date upon which QWEST will grant the IRU to NETWORK after Acceptance Testing (the "Delivery Date") will be a date which is mutually agreeable to the parties but in no event later than December 31, 1998. QWEST will use reasonable efforts to make available Dark Fibers for lease to NETWORK prior to the Delivery Date subject to completion of the Segment by the THIRD PARTY.

                                  ARTICLE 5

                                DOCUMENTATION


         5.1 Not later than ninety (90) days after the Acceptance Date, QWEST shall provide NETWORK with the following documentation which shall be complete, true and correct:

                  (a) As-built drawings for the Segment in accordance with the requirements described in Exhibit B.

                  (b) Technical specifications of the optical fiber cable and associated splices and other equipment placed in the Segment including test results.


                                    ARTICLE 6

                                      TERM

         6.1 The term of this Agreement shall begin on the Effective Date and shall end at the earlier of the end of the economically useful life of the NETWORK Fibers (the "Term") or subject to the provisions of Article 10, such time as right of way agreements, including without limitation, rights, licenses, authorizations, rights of way, and other agreements necessary for the use of poles, conduit, cable, wire or other physical plant facilities, as well as any other such rights, licenses, authorizations (including any necessary state, tribal or federal authorizations such as environmental permits), rights of way and other agreements necessary for the installation and use of the NETWORK Fibers (all of which are referred to as the "Required Rights") are no longer available to QWEST.

         6.2 In the event that NETWORK, at any time, reasonably determines that the NETWORK Fibers have reached the end of their economically useful life and desires not to retain the IRU, NETWORK shall have the right to abandon the IRU by written notice to QWEST. If, at any time during or after the last year of the Term, NETWORK fails to use any of the NETWORK Fibers for any period of thirty (30) consecutive days (except to the extent that such non-use is as a result of any of the events described in Article 20 or as a result of maintenance, restoration, relocation, or reconfiguration or as a result of the failure of QWEST to observe and perform the terms of this Agreement), QWEST shall give notice to NETWORK of proposed abandonment. In the event NETWORK fails to notify QWEST within sixty (60) days of its intent to continue use of the Fibers, NETWORK shall be deemed to have determined that the NETWORK Fibers have reached the end of their economic life and, accordingly, has abandoned the NETWORK Fibers. Upon any such notice of abandonment or acknowledgement of abandonment, the Term of this Agreement shall expire and all rights to the New York - Boston Segment and the use of such Segment shall revert to QWEST without reimbursement of any fees or other payments previously made with respect thereto, and from and after such time NETWORK shall have no further rights or obligations hereunder with respect to such Segment (subject to the provisions of Articles 12 and 17).

         6.3 It is understood and agreed that the THIRD PARTY must and does maintain legal title to the entire New York - Boston Segment subject to the IRU hereunder. Notwithstanding the foregoing, it is understood and agreed as between the parties that the grant of the IRU hereunder shall be treated for accounting and federal and all applicable state and local tax purposes as the sale and purchase of the NETWORK Fibers, and that on or after the Acceptance Date with respect to the Segment, NETWORK shall be treated as the owner of the NETWORK Fibers comprising the Segment for such purposes. The parties agree to file their respective income tax returns, property tax returns, and other returns and reports for their respective Impositions on such basis and, except as otherwise required by law, not to take any positions inconsistent therewith. QWEST represents and warrants that it will not convey any interest, including any security interest, in the New York to Boston Segment, to any other entity in any manner which is not fully consistent with, and subordinate to, NETWORK's rights under this Agreement.


                                    ARTICLE 7

                     NETWORK ACCESS; REGENERATION FACILITIES

         7.1 QWEST shall provide NETWORK with access to the NETWORK Fibers by a cable stub taken from the system by the THIRD PARTY and delivered to QWEST at a QWEST designated location or, as mutually agreed to by the parties, in selected THIRD PARTY POPs at the fiber distribution panel. All connections shall be performed by QWEST, at NETWORK's sole cost and expense, in accordance with QWEST's applicable specifications

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



and operating procedures. NETWORK shall pay QWEST's costs for each such connection within thirty (30) days of the date of NETWORK's receipt of QWEST's invoice therefor. NETWORK shall have no limitations on the types of electronics or technologies employed to utilize the NETWORK Fibers, subject to mutually agreeable safety procedures and so long as such electronics or technologies do not interfere with the use of or present a risk of damage to any portion of QWEST's network. QWEST may route in the NETWORK Fibers through QWEST's separate terminal endlink, POP or Regeneration Facilities at its sole discretion so long as such routing does not have a material adverse effect on the security, the safety or NETWORK's use of the NETWORK Fibers hereunder and QWEST is responsible for all costs and expenses associated therewith.

         7.2 Exhibit E sets forth the sites along the New York to Boston Segment at which regeneration facilities currently are located or are to be installed in accordance with the Specifications set forth on Exhibit F which NETWORK desires to share with QWEST (collectively, the "Regeneration Facilities"). Subject to (a) the availability of adequate and sufficient Required Rights, space, power, and right-of-way access, and (b) the receipt of all requisite permits, approvals and authorizations, available to NETWORK, QWEST will make space available for up to one rack in certain regeneration facilities and up to two racks in certain POPs available to NETWORK on a shared basis for a cost per facility of $[**] per rack. All shared Regeneration Facilities shall be subject to the provisions of this Agreement, and in particular Section 8.2 with respect to sharing of operating costs thereof.


                                    ARTICLE 8

                                   OPERATIONS

         8.1 Each party shall have full and complete control and responsibility for determining any network and service configurations or designs, routing configurations, regrooming, rearrangement or consolidation of channels or circuits and all related functions with regard to the use of that party's Dark Fiber.

         8.2 NETWORK shall reimburse QWEST for NETWORK's proportionate share of all operating costs incurred by QWEST in connection with the Regeneration Facilities provided pursuant to Section 7.2, including its proportionate share of any monthly lease costs for any such facilities and/or underlying property that QWEST leases (including, to the extent included in such lease costs, base rent, maintenance, insurance, security and taxes), maintenance of such facilities, and all power and utility fees and charges. NETWORK's proportionate share of such operating costs, including a proportionate share of common area costs, shall be the ratio that the floor space provided to NETWORK in any such facility (including a proportionate share of the common area) bears to (1) in the case of lease costs, the total space in such facility, and (2) in the case of all other costs (including common area costs), the total utilized space in such facility. QWEST shall submit invoices to NETWORK on an annual basis for NETWORK's prorata share of such operating costs during the preceding twelve months. QWEST will operate the Regeneration Facilities in a commercially reasonable manner. NETWORK's reimbursement obligations for insurance and taxes pursuant to this Section 8.2 shall in no event be duplicative of NETWORK's payment obligations for insurance or taxes, respectively, as provided in Article 15 hereof, and in no event shall QWEST be relieved of its payment obligations for insurance costs or taxes, respectively.

         8.3 NETWORK acknowledges and agrees that, except as expressly provided in Section 7.2, QWEST is not supplying nor is QWEST obligated to supply to NETWORK any optronics or electronics or optical or electrical equipment or other facilities, including, without limitation, generators, batteries, air conditioners, fire protection and monitoring and testing equipment, all of which are the sole responsibility of NETWORK, nor is QWEST responsible for performing any work other than as specified in this Agreement.


                                    ARTICLE 9

             MAINTENANCE AND REPAIR OF THE NEW YORK - BOSTON SEGMENT

         9.1 From and after the Acceptance Date the maintenance of the New York - Boston Segment shall be provided in accordance with the maintenance requirements and procedures set forth in Exhibit G hereto.

                                   ARTICLE 10

                      PERMITS, REQUIRED RIGHTS; RELOCATIONS

         10.1 QWEST represents and warrants that on or before the Delivery Date with respect to the Segment to be delivered hereunder, the THIRD PARTY is responsible to obtain any Required Rights and, thereafter, to use commercially reasonable efforts to cause the Required Rights to remain in effect for a minimum term of twenty years (the "Minimum Period"). QWEST agrees to exercise all commercially reasonable efforts to enforce its rights to require Specific Performance of the THIRD PARTY's obligations and other remedies available to QWEST under its Agreement with the THIRD PARTY to keep the Required Rights in force for the Minimum Period. QWEST acknowledges that its failure to exercise such efforts will cause NETWORK irreparable harm, and that accordingly, NETWORK shall have the right to obtain specific performance of QWEST's obligations set forth in the preceding sentence.

         10.2 Upon the expiration or termination of any Required Right that is necessary in order to grant, continue or maintain the IRU granted hereunder in accordance with the terms and conditions hereof, and so long as QWEST shall have fully observed and performed its obligations under this Article 10 with respect thereto, the Term of the IRU hereunder with respect to the Segment, or any portion of the Segment affected by such expiration or termination of a Required Right, shall automatically expire upon such expiration or termination of the Required Right.

         10.3      If, after the Acceptance Date with respect to the Segment,
(i) the THIRD PARTY or QWEST reasonable determines, or (ii) the THIRD PARTY or QWEST is required by a third party with legal authority to so require (including, without limitation, the grantor of a Required Right), or (iii) NETWORK agrees to relocate any portion of the Segment, including any of the facilities used or required in providing the IRU in such Segment hereunder, QWEST or the THIRD PARTY, as applicable, shall proceed with such relocation, and shall have the right, in good faith, to reasonably determine the extent of, the timing of, and methods to be used for such relocation; PROVIDED THAT (a) any such relocation shall be constructed and tested in accordance with the specifications and drawings set forth in Exhibits B and C, and incorporate fiber meeting the specifications set forth in Exhibit D and (b) if the relocation is pursuant to (i) above, or subject to Article 20, to (ii) above, it shall not adversely affect the operations, performance, connection points with NETWORK's network or endpoints of the Segment.

         10.4 Unless QWEST is reimbursed by a third party (which does not have an interest in the fibers in the cable) NETWORK shall reimburse QWEST for its proportionate share of all costs of such relocation, including without limitation conduit relocation, fiber acquisition, splicing and testing, of the portion of the Segment based on the proportion of the NETWORK Fibers to the total fibers in the cable.


                                   ARTICLE 11

                        USE OF NEW YORK - BOSTON SEGMENT

         11.1 The requirements, restrictions, and/or limitations upon NETWORK's right to use the NETWORK Fibers as provided and permitted under this Agreement imposed under, and associated safety, operational and other rules and regulations imposed in connection with, the Required Rights are referred to collectively as the "Required Rights Requirements." NETWORK acknowledges and agrees that it is taking its IRU on an "as is, where is" basis and that it is receiving the interests in such IRU Fibers as set forth in this Agreement only to the extent such interests are held by the conveying party.

         11.2 Each of the parties represents, warrants and covenants that it will use its fibers in compliance with and subject to the Required Rights Requirements (to the extent provided by the THIRD PARTY and known to QWEST and NETWORK) and all applicable government codes, ordinances, laws, rules and regulations.

         11.3 The IRU granted hereunder shall include the right at NETWORK's cost to install additional equipment, or replaces existing equipment, in the facility space provided to NETWORK pursuant to Article 7, subject to the provisions of Article 7 and the Required Rights Requirements.

         11.4 QWEST agrees and acknowledges that it has no right to use the NETWORK Fibers during the Term hereof, and that, from and after the effective date of the

Agreement, QWEST shall keep the NETWORK Fibers and NETWORK's IRU granted hereunder free from (a) any liens of any third party attributable to QWEST, and
(b) any rights or claims of any third party attributable to QWEST, as and to the extent required pursuant to Article 10 hereof. As provided in the previous sentence, QWEST shall obtain from any entity in favor of which QWEST in its discretion shall have granted after the date hereof a security interest or lien on all or part of the Segment a written nondisturbance agreement substantially to the effect that such lienholder acknowledges NETWORK's rights and interests in and to the NETWORK Fibers and the IRU hereunder and agrees that the same shall not be diminished, disturbed, impaired or interfered with in any adverse respect by such lienholder. QWEST represents that this same or similar provision is in all other agreements under which QWEST has granted IRUs in the New York to Boston Segment.

         11.5 Subject to the provisions of Article 22 and this Article 11, NETWORK may use the NETWORK Fibers and the IRU for any lawful telecommunications purpose. NETWORK agrees and acknowledges that it has no right to use any of the fibers, other than the NETWORK Fibers, included in the cable or otherwise incorporated in the New York - Boston Segment, and that NETWORK shall keep any and all of the New York - Boston Segment, other than the IRU granted to NETWORK in the NETWORK Fibers free from any liens, rights or claims of any third party attributable to NETWORK.

         11.6 NETWORK and QWEST shall promptly notify each other of any matters pertaining to, or the occurrence (or impending occurrence) of any event which would be reasonably likely to give rise to any damage or impending damage to or loss of the New York - Boston Segment that are known to such party.

         11.7 NETWORK shall not use the NETWORK Fibers in a way which physically interferes in any way with or adversely affects the use of the fibers or cable of any other person using the New York - Boston Segment. QWEST shall not use any other fibers in the New York - Boston Segment in a way which physically interferes with or adversely affects the use of the NETWORK Fibers. QWEST represents that this same or similar provision is in all other agreements under which QWEST has granted IRUs in the New York to Boston Segment.

         11.8 NETWORK and QWEST each agree to cooperate with and support the other in complying with any requirements applicable to their respective rights and obligations hereunder by any governmental or regulatory agency or authority.


                                   ARTICLE 12

                                 INDEMNIFICATION

         12.1 Subject to the provisions of Articles 13 and 18, QWEST hereby agrees to indemnify, defend, protect and hold harmless NETWORK and its employees, officers and directors, from and against, and assumes liability for:

                  (a) Any injury, loss or damage to any person (including NETWORK), tangible or intangible property or facilities of any person or entity (including reasonable attorneys' fees and costs) to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of QWEST, its officers, employees, servants, affiliates, agents, contractors, or licensees arising out of or in connection with a default (other than a default caused by a failure of NETWORK to perform or comply with its obligations hereunder) by QWEST in the performance of its obligations or breach of its representations under this Agreement; and

                  (b) Any claims, liabilities or damages, including reasonable attorneys' fees and costs, arising out of any violation by QWEST of any regulation, rule, statue or court order of any local, state or federal governmental agency, court or body in connection with the performance of its obligations under this Agreement.

         12.2 Subject to the provisions of Articles 13 and 18, NETWORK hereby agrees to indemnify, defend, protect and hold harmless QWEST, and its employees, officers and directors, from and against, and assumes liability for:

                  (a) Any injury, loss or damage to any person (including QWEST), tangible or intangible property or facilities of any person or entity (including reasonable attorneys' fees and costs) to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of NETWORK, its officers, employees, servants, affiliates, agents, contractors, licensees, invitees or vendors arising out of or in connection with a default (other than a default caused by a failure of QWEST

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



to perform or comply with its obligations hereunder) by NETWORK in the performance of its obligations or breach of its representations under this Agreement; and

                  (b) Any claims, liabilities or damages, including reasonable attorneys' fees and costs, arising out of any violation by NETWORK of any regulation, rule, statue or court order of any local, state or federal governmental agency, court or body in connection with its use of the IRU and/or the NETWORK Fibers and Associated Property hereunder.

         12.3 The parties hereby expressly recognize and agree that each party's said obligation to indemnify, defend, protect and save the other harmless is not a material obligation to the continuing performance of the parties' other obligations, if any, hereunder. In the event that a party shall fail for any reason to so indemnify, defend, protect and save the other harmless, the injured party hereby expressly recognizes that its sole remedy in such event shall be to seek a remedy under Article 21 against the other party for its damages as a result of the other party's failure to indemnify, defend, protect and save harmless. The obligations of the parties under this Article 12 shall survive the expiration or termination of this Agreement.

         12.4 Nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages against any third party, including indirect, special or consequential damages, based on any acts or omissions of such third party as such acts or omissions may affect the operation or use of the NETWORK Fibers or the QWEST network, except as may be limited by Required Rights Requirements; PROVIDED, HOWEVER, that each party hereto shall assign such rights or claims, execute such documents and do whatever else may be reasonably necessary to enable the other party to pursue any such action against such third party.


                                   ARTICLE 13

                             LIMITATION OF LIABILITY

         13.1 Notwithstanding any provision of this Agreement to the contrary, neither party shall be liable to the other party for any special, incidental, indirect, punitive or consequential damages, whether foreseeable or not, arising out of, or in connection with such party's failure to perform its respective obligations or breach of its respective representations hereunder, including, but not limited to, damage or loss of property or equipment, loss of profits or revenue, cost of capital, (whether arising out of transmission interruptions or problems, any interruption or degradation of service or otherwise), or claims of customers, in each case whether occasioned by any construction, reconstruction, relocation, repair or maintenance performed by, or failed to be performed by, the other party or any other cause whatsoever, including breach of contract, breach of warranty, negligence, or strict liability, all claims with respect to which such special, incidental, indirect, punitive or consequential damages are hereby specifically waived.


                                   ARTICLE 14

                                    INSURANCE

         14.1 Following the Delivery Date with respect to the Segment, and throughout the Term of the IRU with respect to the Segment, each party shall procure and maintain in force, at its own expense:

                  (a) not less than $[**] combined single limit liability insurance, on an occurrence basis, for personal injury and property damage, including, without limitation, injury or damage arising from the operation of vehicles or equipment and liability for completed operations;

                  (b) workers' compensation insurance in amounts required by applicable law and employers' liability insurance with a limit of at least $[**] per occurrence; and

                  (c) automobile liability insurance covering death or injury to any person or persons, or damage to property arising from the operation of vehicles or equipment, with limits of not less than $[**] per occurrence; and

         14.2 Both parties expressly acknowledge that a party shall be deemed to be in compliance with the provisions of this Article 14 if it maintains an approved self-insurance program providing for a retention of up to $[**]. If either party provides any of the foregoing coverages on a claims-made basis, such policy or policies shall be for at least a three-year extended reporting or discovery period. Unless otherwise agreed, NETWORK's and QWEST's insurance policies shall be obtained and maintained with companies rated "A" or better by Best's Key Rating Guide and each party shall provide the other with an insurance certificate confirming compliance with this requirement for each policy providing such required coverage.

         14.3 In the event either party fails to obtain the required insurance and a claim is made or suffered, such party shall indemnify and hold harmless the other party from any and all claims for which the required insurance would have provided coverage. Further, in the event of any such failure which continues after seven (7) days' written notice thereof by the other party, such other party may, but shall not be obligated to, obtain such insurance and will have the right to be reimbursed for the cost of such insurance by the party failing to obtain such insurance.

         14.4 In the event coverage is denied or reimbursement of a properly presented claim is disputed by the carrier for insurance provided above, the party carrying such coverage shall make good-faith efforts to pursue such claim with its carrier.

         14.5 Both parties shall obtain from their insurance companies providing the coverages required by this Agreement the permission of such insurers to allow that party to waive all rights of subrogation and each party does hereby waive all rights of said insurance companies to subrogation against the other, its parent corporation, affiliates, subsidiaries, assignees, officers, directors, and employees or any other party entitled to indemnify under this Agreement.


                                   ARTICLE 15

                 TAXES, FEES AND OTHER GOVERNMENTAL IMPOSITIONS

         15.1 The parties acknowledge and agree that it is their mutual objective and intent to (a) minimize, to the extent feasible, the aggregate Impositions payable with respect to the New York - Boston Segment and (b) share such Impositions according to their respective interests in the New York - Boston Segment, and that they will cooperate with each other and coordinate their mutual efforts to achieve such objectives in accordance with the provisions of this Article 15. It is understood and agreed as between the parties that the grant of the IRU in the NETWORK Fibers shall be treated for accounting and federal and all applicable state and local tax purposes as the sale and purchase of the NETWORK Fibers and that on or after the Acceptance Date, NETWORK shall be treated as the owner of the NETWORK Fibers for such purposes. The parties agree to file their respective income tax returns, property tax returns, and other returns and reports for their respective Impositions on such basis and except as otherwise required by law, not to take any positions inconsistent therewith.


                                   ARTICLE 16

                                     NOTICE

         16.1 Unless otherwise provided herein, all notices and communications concerning this Agreement shall be addressed to the other party as follows:

                  If to QWEST:     Qwest Communications Corporation
                                   ATTENTION: President
                                   555 Seventeenth Street
                                   Denver, Colorado 80202
                                   Telephone No.: (303) 291-1400

                  with a copy to:  Qwest Communications Corporation
                                   ATTENTION: Director, Contract Administration
                                   555 Seventeenth Street
                                   Denver, Colorado 80202
                                   Telephone No.: (303) 291-1624
                                   Fax No.: (303) 291-1742

                  If to NETWORK:   NETWORK PLUS, Inc.
                                   ATTENTION:  President
                                   234 Copeland Street
                                   Quincy, Massachusetts
                                   Telephone No.: ________________

                  with a copy to:



or at such other address as either party may designate from time to time in writing to the other party.

         16.2 Unless otherwise provided herein, notices shall be hand delivery, sent by registered or certified U.S. mail, postage prepaid, or by commercial overnight delivery service, or transmitted by facsimile, and shall be deemed served or delivered to the addressee or its office when received at the address for notice specified above when hand delivered, upon confirmation of sending when sent by fax, on the day after being sent when sent by overnight delivery service, or three (3) days after deposit in the mail when sent by U.S. mail.


                                   ARTICLE 17

                                 CONFIDENTIALITY

         17.1     (a)      QWEST and NETWORK hereby agree that if either party
provides (or, prior to the execution hereof, has provided) confidential or proprietary information to the other party ("Proprietary Information"), such Proprietary Information shall be held in confidence, and the receiving party shall afford such Proprietary Information the same care and protection as it affords generally to its own confidential and proprietary information (which in any case shall be not less than reasonable care) in order to avoid disclosure to or unauthorized use by any third party.

                  (b) As used herein, Proprietary Information shall mean any and all technical or business information furnished, in whatever form or medium, or disclosed by QWEST to NETWORK including, but not limited to, product or service specifications, prototypes, computer programs, models, drawings, marketing plans, financial data, and personnel statistics. In addition, the parties acknowledge and agree that this Agreement, including all of the terms, conditions and provisions hereof, all drafts hereof, and all information disclosed by either party to the other in connection with or pursuant to this Agreement constitutes Proprietary Information.

                  (c) All Proprietary Information, unless otherwise specified in writing, shall remain the property of the disclosing party, shall be used by the receiving party only for the intended purpose of performing its obligations under this Agreement, and such written Proprietary Information, including all copies thereof, shall be returned to the disclosing party or destroyed after the receiving party's need for it has expired or upon the request of the disclosing party. Proprietary Information shall not be reproduced except to the extent necessary to accomplish the purpose and intent of this Agreement, or as otherwise may be permitted in writing by the disclosing party.

         17.2 The foregoing provisions of Section 17.1 shall not apply to any Proprietary Information which (a) becomes publicly available other than through the recipient; (b) is required to be disclosed by a governmental or judicial law, order, rule or regulation; (c) is independently developed by the disclosing party; (d) becomes available to the disclosing party without restriction from a third party not subject to an obligation to protect such Proprietary Information; or (e) to the extent (and only to the extent) that disclosure is reasonably necessary in connection with the settlement of any dispute or enforcement of either party's rights under this Agreement in accordance with the provisions of this Agreement, in which case appropriate protective measures shall be taken to preserve the confidentiality of such Proprietary Information as fully as possible within the confines of such settlement or enforcement process. If any Proprietary Information is required to be disclosed pursuant to the foregoing clause (b), the party required to make such disclosure shall promptly inform the other party of the requirements of such disclosure and shall cooperate with the other party in seeking a protective order or similar relief.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



         17.3 Neither party shall publish or use any advertising, sales promotions, or other publicity materials that use the other party's logo, trademarks, or service marks without the prior written approval of the other party.

         17.4 Each party shall have the right to review and approve any publicity material, press releases, or other public statements by the other that refer to such party or that describe any aspect of this Agreement. Each party agrees not to issue any such publicity materials, press releases, or public statements without the prior written approval of the other party.

         17.5 Nothing in this Agreement establishes a license for either party to use any of the other party's brands, marks or logos without prior written approval of the other party.

         17.6 Nothing herein shall be construed as granting any right or license under any copyrights, inventions, or patents now or hereafter owned or controlled by QWEST.

         17.7 Notwithstanding Sections 17.1 and 17.2 of this Article, either party may disclose Proprietary Information to its employees, agents, and legal, financial, and accounting advisors and providers (including its lenders and other financiers) to the extent necessary or appropriate in connection with the negotiation and/or performance of this Agreement or its obtaining of financing, PROVIDED THAT each such party is notified of the confidential and proprietary nature of such Proprietary Information and is subject to or agrees to be bound by similar restrictions on its use and disclosure.

         17.8 The provisions of this Article shall survive expiration or termination of this Agreement for a period of three years thereafter.


                                   ARTICLE 18

                                     DEFAULT

         18.1 With respect to all payments required to be made by NETWORK hereunder, including, without limitation, payment of the IRU Fee and all other amounts payable by NETWORK hereunder, if NETWORK fails to make a payment by the date due and payable hereunder, from and after such date, (a) such unpaid amount shall bear accrued interest compounded monthly until paid at an annual rate equal to one hundred fifty percent ([**]%) of the prime rate of interest published by the Wall Street Journal the date any such payment is due or, if lower, the highest percentage allowed by law and (b) if such payment is due with respect to the Segment on or prior to the Acceptance Date of the Segment, the Estimated Delivery Date for the Segment shall be extended by a number of days equal to the number of days that elapse from the date such payment is due until paid. In the event any amount or amounts due and payable hereunder remain unpaid for a period of thirty (30) days after written notice from QWEST to NETWORK, then QWEST may, in its sole and absolute discretion and in addition to its other rights and remedies hereunder, terminate any and all of its obligations hereunder with respect to the Segment, and to apply any and all amounts previously paid by NETWORK hereunder with respect to the Segment toward the payment of any other amounts then or thereafter payable by NETWORK hereunder.

                  With respect to all of its other obligations hereunder, if NETWORK fails to perform a nonpayment obligation and such failure shall continue for a period of thirty (30) days after QWEST shall have given NETWORK written notice of such failure, NETWORK shall be in default hereunder unless NETWORK shall have cured such failure or such failure is otherwise waived in writing by QWEST within such thirty (30) days; PROVIDED, HOWEVER, that where such failure cannot reasonably be cured within such 30- day period, if NETWORK shall proceed promptly to cure the same and prosecute such cure with due diligence, the time for curing such failure shall be extended for such period of time as may be necessary to complete such cure; and PROVIDED FURTHER that if NETWORK certifies in good faith to QWEST in writing that a nonpayment failure has been cured, such failure shall be deemed to be cured unless QWEST otherwise notifies NETWORK in writing within fifteen (15) days of receipt of such notice from NETWORK.

                  NETWORK shall be in default hereunder (a) automatically upon the making by NETWORK or Parent of a general assignment for the benefit of its creditors, the filing by NETWORK or Parent of a voluntary petition in bankruptcy or the filing by NETWORK or Parent of any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution, or similar relief; or (b) one hundred twenty (120) days after the filing of an involuntary petition in bankruptcy or other insolvency protection against NETWORK which is not dismissed within such one hundred twenty (120) days.

                  Except as otherwise provided in this Section 18.1, upon any default by NETWORK, after written notice thereof from QWEST, QWEST may (a) take such action as it determines, in its sole discretion, to be necessary to correct the default and, subject to Section 13.1, recover from NETWORK its reasonable costs incurred in correcting such default, and (b) pursue any legal remedies it may have under applicable law or principles of equity relating to such default, including specific performance.

         18.2 With respect to QWEST's obligations hereunder, in the event that QWEST shall fail to perform an obligation and such failure shall continue for a period of thirty (30) days after NETWORK shall have given QWEST written notice of such failure, QWEST shall be in default hereunder unless QWEST shall have cured such failure or such failure is otherwise waived in writing by NETWORK within such thirty (30) days; PROVIDED HOWEVER, that where such failure cannot reasonably be cured within such 30-day period, or if QWEST's failure is a failure of the THIRD PARTY to complete the construction, installation and satisfactory Fiber Acceptance Testing by the Estimated Delivery Date for the Segment pursuant to Section 4.3, or QWEST's failure to deliver an IRU in the fibers pursuant to RECITAL A, if QWEST shall proceed promptly to cure the same and prosecute such cure with due diligence, or with respect to the Estimated Delivery Date, shall proceed to diligently complete or to cause the THIRD PARTY to complete the construction, installation and testing, the time for curing such failure, including a failure to meet an Estimated Delivery Date, shall be extended for such period of time as may be necessary to complete such cure or such construction, installation and testing; and PROVIDED FURTHER, that if QWEST certifies in good faith to NETWORK in writing that failure has been cured, such failure shall be deemed to be cured unless NETWORK otherwise notifies QWEST in writing within fifteen (15) days of receipt of such notice from QWEST. Notwithstanding the foregoing provisions of this paragraph, in the event a force majeure event or occurrence described in Article 20 or any other event causes an extension of the Estimated Delivery Date and such event or occurrence has not been terminated, avoided or resolved by the date that is six (6) months following the Estimated Delivery Date, NETWORK may elect, in its sole discretion, by written notice to QWEST, to terminate this Agreement and recover from QWEST the amount of the IRU Fee previously paid by NETWORK hereunder with respect to the Segment. Upon any such election and payment, neither party shall have any further rights or obligations.

                  QWEST shall be in default hereunder (a) automatically upon the making by QWEST of a general assignment for the benefit of its creditors, the filing by QWEST of a voluntary petition in bankruptcy or the filing by QWEST of any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution, or similar relief, or (b) one hundred twenty (120) days after the involuntary filing of a petition in bankruptcy or other insolvency protection against QWEST which is not dismissed within such 120-day period.

                  Except as otherwise provided in this Section 18.02, upon any default by QWEST, after notice thereof from NETWORK, NETWORK may (a) take such action as it determines, in its sole discretion, to be necessary to correct the default, and, subject to Section 13.01, recover from QWEST its reasonable costs in correcting such default, and (b) pursue any legal remedies it may have under applicable law or principles of equity relating to such default including specific performance.


                                   ARTICLE 19

                                   TERMINATION

         19.1 This Agreement automatically shall terminate with respect to a Segment upon the expiration or termination of the Term of the IRU respecting the Segment pursuant to Article 6 or Section 17.02 hereof.

         19.2 Upon the expiration or termination of this Agreement, the IRU shall immediately terminate and all rights of NETWORK to use the Segment, the NETWORK Fibers, the associated property or any part thereof relating to the Segment, shall cease and QWEST shall owe NETWORK no additional duties or consideration with respect to the Segment. Promptly thereupon, NETWORK shall remove all of NETWORK's electronics, equipment, and other NETWORK property from such Segment and any related

QWEST facilities at its sole cost, under QWEST's supervision (which supervision shall be without cost to NETWORK).

         19.3 Notwithstanding the foregoing, no termination or expiration of this Agreement shall affect the rights or obligations of any party hereto (a) with respect to any then existing defaults or the obligation to make any payment hereunder for services rendered prior to the date of termination or expiration,
(b) with respect to any accrued liability for taxes pursuant to Article 15, or
(c) pursuant to Article 12, Article 13, or Article 17 herein, which shall survive the expiration or termination hereof.


                                   ARTICLE 20

                                  FORCE MAJEURE

         20.1 Neither party shall be in default under this Agreement if and to the extent that any failure or delay in such party's performance of one or more of its obligations hereunder is caused by any of the following conditions, and such party's performance of such obligation or obligations shall be excused and extended for and during the period of any such delay: act of God; fire; flood; fiber, Cable, or other material failures, shortages or unavailability or other delay in deliver not resulting from the responsible party's failure to timely place orders therefor (it being expressly acknowledged that the Cable that is being acquired for and installed in the New York - Boston Segment and that will include the NETWORK Fibers must include higher fiber counts than that necessary solely for the NETWORK Fibers in order to permit completion of the entire New York - Boston Segment); lack of or delay in transportation; government codes, ordinances, laws, rules, regulations or restrictions; war or civil disorder; strikes or other labor disputes; failure of a third party to grant or recognize the Required Rights (provided that QWEST has made timely and reasonable commercial efforts to obtain the same), or any other cause beyond the reasonable control of such party. The party claiming relief under this Article shall notify the other in writing of the existence of the event relied on and the cessation or termination of said event, and the party claiming relief shall exercise reasonable commercial efforts to minimize the time of any such delay.


                                   ARTICLE 21

                               DISPUTE RESOLUTION

         21.1 Except as provided in Sections 18.1 and 18.2, if the parties are unable to resolve any disagreement or dispute arising under or related to this Agreement, including without limitation, the failure to agree upon any item requiring a mutual agreement of the parties hereunder, they shall resolve the disagreement or dispute by arbitration as prescribed in this Section. The Federal Arbitration Act, 9 U.S.C. Sections 1-15, not state law, shall govern the arbitrability of all claims.

         21.2 A single arbitrator engaged in the practice of law who is knowledgeable about the subject matter of this Agreement shall conduct the arbitration under the then current rules of the American Arbitration Association (the "AAA"). The arbitrator shall be selected in accordance with AAA procedures from a list of qualified people maintained by the AAA. The arbitration shall be conducted in the regional AAA office in Chicago, Illinois, and all expedited procedures prescribed by the AAA rules shall apply.

         21.3 There shall be no discovery other than the exchange of information which is provided to the arbitrator by the parties. The arbitrator shall have authority only to award compensatory damages and shall not have authority to award punitive damages, other noncompensatory damages or any other form of relief; the parties hereby waive all rights to any claims for relief other than compensatory damages. The arbitrators' fees and other costs of the arbitration shall be borne by the party against whom the award is rendered, except as the arbitrator may otherwise provide in a written opinion. The arbitrator shall apply the substantive laws of the State of New York and the terms and conditions of this Agreement, and shall make written findings of fact and conclusions of law in support of the award.

         21.4 If any party files a judicial or administrative action asserting claims subject to arbitration as prescribed herein, and another party successfully stays such action or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay or compelling arbitration, including reasonable attorneys' fees.


                                   ARTICLE 22

                       ASSIGNMENT AND DARK FIBER TRANSFERS

         22.1 Except as provided below, QWEST shall not assign, encumber or otherwise transfer this Agreement or all or any portion of its rights or obligations hereunder to any other party without the prior written consent of NETWORK, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, QWEST shall have the right, without NETWORK's consent, to (a) subcontract any of its construction or maintenance obligations hereunder, or (b) assign or otherwise transfer this Agreement in whole or in part (1) as collateral to any institutional lender to QWEST (or institutional lender to any permitted transferee or assignee of QWEST) subject to the prior rights and obligations of the parties hereunder, (2) to any parent, subsidiary or affiliate of QWEST, (3) to any person, firm or corporation which shall control, be under the control of or be under common control with QWEST, or (4) any corporation or other entity into which QWEST may be merged or consolidated or which purchases all or substantially all of the stock or assets of QWEST; PROVIDED THAT the assignee or transferee in any such circumstance shall continue to be subject to all of the provisions of this Agreement, including without limitation, this Section 22.1 (except that any lender referred to in clause
(b)(1) above shall not incur any obligations under this Agreement nor shall it be restricted from exercising any right of enforcement or foreclosure with respect to any related security interest or lien, so long as the purchaser in foreclosure is subject to the provisions of this Agreement, including, without limitation, this Section 22.1); and PROVIDED FURTHER THAT promptly following any such assignment or transfer, QWEST shall give NETWORK written notice identifying the assignee or transferee. In the event of any permitted partial assignment of any rights hereunder, QWEST shall remain the sole point of contact with NETWORK. No permitted partial or complete assignment shall release or discharge QWEST from its duties and obligations hereunder.

         22.2     Except as provided in this Section 22.2 and the following
Section 22.3, NETWORK shall not assign, encumber or otherwise transfer this Agreement or all or any portion of its rights or obligations hereunder to any other party without the prior written consent of QWEST, which consent will not be unreasonably withheld or delayed. Subject to the provisions of Section 22.3 (which provision shall be binding upon any permitted assignee or transferee hereunder), NETWORK shall have the right, without QWEST's consent, to assign or otherwise transfer this Agreement in whole or in part (a) as collateral to any institutional lender to NETWORK (or institutional lender to any permitted transferee or assignee of NETWORK) subject to the prior rights and obligations of the parties hereunder, (b) to any parent, subsidiary or affiliate of NETWORK,
(c) to any person, firm or corporation which shall control, be under the control of or be under common control with NETWORK, or (d) any other entity into which NETWORK may be merged or consolidated or which purchases all or substantially all of the stock or assets of NETWORK; PROVIDED THAT the assignee or transferee in any such circumstance shall continue to be subject to all of the provisions of this Agreement, including without limitation this Section 22.2 and the following Section 22.3 (except that any lender referred to in clause (a) above shall not incur any obligations under this Agreement, nor shall it be restricted from exercising any right of enforcement or foreclosure with respect to any related security interest or lien, so long as the purchaser in foreclosure is subject to the provisions of this Agreement, including, without limitation, this
Section 22.2 and the following Section 22.3); and PROVIDED FURTHER THAT in any of circumstances described in clauses (b), (c) or (d) all of the payment obligations of NETWORK hereunder for the remainder of the Term shall be paid in full as a condition to such transfer or assignment; and PROVIDED FURTHER THAT promptly following any such assignment or transfer, NETWORK shall give QWEST written notice identifying the assignee or transferee. In the event of any permitted partial assignment of any rights hereunder, NETWORK shall remain the sole party and point of contact with QWEST hereunder. No permitted partial or complete assignment shall release or discharge NETWORK or Parent from its duties and obligations hereunder.

         22.3 Notwithstanding the provisions of Article 11, except as expressly permitted in Section 22.2(a)-(d), inclusive, without the prior written consent of QWEST, which consent may be withheld in QWEST's sole discretion, until 5 years from the Delivery Date, NETWORK shall not sell, assign, lease, grant an IRU with respect to, exchange, encumber, or otherwise in any manner transfer or make available in any manner to any third party the ownership, right to use, or use of, or access in any manner to, any of NETWORK's rights in the whole and discrete NETWORK Fibers comprising the Segment as Dark Fibers (any of the foregoing, a "Restricted Transaction") (or engage in substantive discussions or negotiations with respect to a Restricted Transaction), or otherwise engage in a similar transaction with respect to any NETWORK Fibers comprising the Segment in a manner designed or intended to circumvent the foregoing limitations.

         22.4 This Agreement and each of the parties' respective rights and obligations under this Agreement, shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective permitted successors and assigns.


                                   ARTICLE 23

                 REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS

         23.1     Each party represents and warrants that:

                  (a) it has the full right and authority to enter into, execute, deliver and perform its obligations under this Agreement;

                  (b) this Agreement constitutes a legal, valid and binding obligation enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, creditors' rights and general equitable principles; and

                  (c) its execution of and performance under this Agreement shall not violate any applicable existing regulations, rules, statues or court orders of any local, state or federal government agency, court or body.

         23.2 QWEST represents and warrants that the terms of its Agreement with the THIRD PARTY specifically provide that QWEST may grant an IRU in its dark fibers to a third party and, further, that the terms of the Required Rights documents do not preclude the assignment of its fibers to NETWORK.

         23.3 QWEST represents and warrants that the Segment shall be constructed by the THIRD PARTY substantially and in all material respects in accordance with the specifications set forth in Exhibit B hereto.

         23.4 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT QWEST MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE NETWORK FIBERS OR THE SEGMENTS DELIVERABLE HEREUNDER, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

         23.5 The parties acknowledge and agree that on and after the Acceptance Date NETWORK's sole rights and remedies (as between the parties hereto) with respect to any defect in or failure of the NETWORK Fibers (other than any defect or failure caused by the willful or negligent act or omission of QWEST) to perform in accordance with the applicable vendor's or manufacturer's specifications with respect to the NETWORK Fibers shall be limited to the particular vendor's or manufacturer's warranty with respect thereto, which warranty, to the extent permitted by the terms thereof, shall be assigned to NETWORK upon its request. In the event any maintenance or repairs to the New York - Boston Segment are required as a result of a breach of any warranty made by any manufacturers, contractors or vendors, unless NETWORK shall elect to pursue such remedies itself, QWEST shall pursue all remedies against such manufacturers, contractors or vendors on behalf of NETWORK, and QWEST shall reimburse NETWORK's costs for any maintenance NETWORK has incurred as a result of any such breach of warranty to the extent the manufacturer, contractor or vendor has paid such costs.


                                   ARTICLE 24

                                     GENERAL

         24.1 WAIVER. The failure of either party hereto to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.

         24.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without reference to its choice of law principles. Subject to Article 21 hereof, any litigation based hereon, or arising out of or in connection with a default by either party in the performance of its obligations hereunder, shall be brought and maintained exclusively in the courts of the State of New York, or in the United States District Court in New York, and each party hereby irrevocable submits to the jurisdiction of such courts for the purpose of any such litigation and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation.

         24.3 RULES OF CONSTRUCTION. The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. Words in this Agreement which import the singular connotation shall be interpreted as plural, and words which import the plural connotation shall be interpreted as singular, as the identity of the parties or object referred to may require.

                  (a) Unless expressly defined herein, words having well known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

                  (b) Except as set forth to the contrary herein, any right or remedy of NETWORK or QWEST shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

                  (c) This Agreement has been fully negotiated between and jointly drafted by the parties.

                  (d) All actions, activities, consents, approvals and other undertakings of the parties in this Agreement shall be performed in a reasonable and timely manner. Except as specifically set forth herein, for the purpose of this Agreement the standards and practices of performance within the telecommunications industry in the relevant market shall be the measure of a party's performance.

         24.4 ENTIRE AGREEMENT. This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits referred to herein are integral parts hereof and are hereby made a part of this Agreement. To the extent that any of the provisions of any Exhibit hereto are inconsistent with the express terms of this Agreement, the terms of this Agreement shall prevail. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party and delivered to the party relying on the writing.

         24.5 NO PERSONAL LIABILITY. Each action or claim against any party arising under or relating to this Agreement shall be made only against such party as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such party. No party shall seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against any shareholder, employee, officer or director of the other party. Each of such persons is an intended beneficiary of the mutual promises set forth in this Article and shall be entitled to enforce the obligations of this Article.

         24.6 RELATIONSHIP OF THE PARTIES. The relationship between NETWORK and QWEST shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including, but not limited to federal income tax purposes. NETWORK and QWEST, in performing any of their obligations hereunder, shall be independent contractors or independent parties and shall discharge their contractual obligations at their own risk subject, however, to the terms and conditions hereof.

         24.7 SEVERABILITY. If any term, covenant or condition contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         24.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

         In confirmation of their consent and agreement to the terms and conditions contained in this IRU Agreement and intending to be legally bound hereby, the parties have executed this IRU Agreement as of the date first above written.



                                   QWEST COMMUNICATIONS CORPORATION,
                                   a Delaware corporation

                                   By: /s/ A.D. Wandry
                                       ----------------------------------
                                       Name: A.D. Wandry
                                       Title: SR VP - NED


                                   NETWORK PLUS, INC.
                                   a Massachusetts corporation

                                   By: /s/ James Crowley
                                       ----------------------------------
                                       Name: James J. Crowley
                                       Title: Executive Vice President

                                GLOSSARY OF TERMS

         The following terms shall have the stated definitions in this Agreement.

         (a)      "Acceptance Date" has the meaning ascribed to it in Section
4.03.

         (b) "Cable" when used herein as defined term means the fiber optic cable and the fibers contained therein, and associated splicing connections, splice boxes, and vaults to be installed by the THIRD PARTY as part of the New York - Boston Segment. When not a defined term, cable shall mean the fiber optic cable and the fibers contained therein.

         (c) "Costs" when used herein as a defined term means actual, direct and documented costs paid or payable in accordance with the established accounting procedures generally used by QWEST and which it utilizes in billing third parties for reimbursable projects which costs shall include, without limitation, the following: (1) internal labor costs, including wages and salaries, and benefits and overhead allocable to such labor costs (with the overhead allocation percentage equal to thirty percent (30%)), and (2) other direct costs and out-of-pocket expenses on a pass-through basis (e.g., equipment, materials, supplies, contract services, etc.).

         (d) "Dark Fiber" means fiber provided without electronics or optronics, and which is not "lit" or activated; PROVIDED THAT such fiber may be used in any manner and for any purpose permitted under Article 11.

         (e) "Delivery Date" means, with respect to the New York - Boston Segment to be delivered hereunder, the date set forth in Section 4.3 hereto with respect to such Segment, as any such date may be extended for and during (1) the period of any delay described in Article 20, and/or (2) the period of any payment default pursuant to Section 18.1.

         (f) "Impositions" means all taxes, fees, levies, imposts, duties, charges or withholdings of any nature (including, without limitation, franchise, license and permit fees), together with any penalties, fines or interest thereon arising out of the transactions contemplated by this Agreement and/or imposed upon the New York - Boston Segment by any federal, state or local government or other public taxing authority.

         (g) "Indefeasible Right of Use" or "IRU" means (1) an exclusive, indefeasible right of use, for the purposes described herein, in the NETWORK Fibers, as granted in Article 2, and (2) an associated non-exclusive, indefeasible right of use, for the purposes described herein, in the Associated Property; PROVIDED THAT the IRU granted hereunder does not provide NETWORK with any ownership interest in or other rights to physical access to, control of, modification of, encumbrance in any manner of, or other use of the New York - Boston Segment except as expressly set forth herein.

         (h)      "Minimum Period" is as defined in Section 6.2.

         (i) "POP" means the NETWORK point of presence at locations along the New York - Boston route.

         (j) "Regeneration Sites" are as defined on Exhibit E. "Regeneration Facilities" are Regeneration Sites to be shared by NETWORK as described in Section 7.2.

         (k)      "Required Rights" are as defined in Section 6.1.

         (l)      "Required Rights Requirements" are defined in Section 11.1.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                    EXHIBIT A

                                     SEGMENT

The Segment is approximately [**] route miles from [**], Boston, Massachusetts to [**], New York, New York.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT B

                 STANDARD CONSTRUCTION AND FIBER SPECIFICATIONS

All specifications for the Segment as defined in the Agreement will be as follows unless there is an existing route being utilized. In the event that an existing route is being utilized, the specifications that exist will prevail.

1.0      GENERAL.

         The intent of this Exhibit is to outline the specifications for construction of a fiber optic cable system. In all cases, the standards contained in this Exhibit or the standards of the federal, state, local or private agency having jurisdiction, whichever is stricter, shall be followed.

[**]


                                       -1-


[Three pages omitted]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                    EXHIBIT D


            FIBER CABLE SPLICING, TESTING, AND ACCEPTANCE PROCEDURES

[**]



[One page omitted]

                                    EXHIBIT E

                             Regeneration Facilities

                                    EXHIBIT G

                    MAINTENANCE SPECIFICATIONS AND PROCEDURES


Table of Contents:


1.       Maintenance Activities
         1.1.     Preventative Maintenance
                  1.1.1.   Cable Damage Prevention
                  1.1.2.   Patrolling
                  1.1.3.   Signs
                  1.1.4.   Voltage Suppressor/Arrestor
         1.2.     Planned Cable Activity
                  1.2.1.   Intrusive PCAs
                  1.2.2.   Non-Intrusive PCAs
                  1.2.3.   Responsibilities of SP and SR
         1.3.     Cable Restoration
                  1.3.1.   Types of Restorations
         1.4.     Hazardous Conditions/Service Precautions
         1.5.     Disaster Recovery

2.       Operation/Network Control Center(s)
         2.1      Operations/Network Control Centers

3.       Facilities

4.       Coverage Period

5.       Subcontracting

6.       Fees and Costs

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                    EXHIBIT G

[**]



                                      -2-


[Seven pages omitted]